EXHIBIT (14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion and/or incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-199034 on Form N-14 of our reports dated as indicated on the attached Schedule A, relating to the financial statements and financial highlights of the Funds and Portfolio listed on the attached Schedule A, one fund a series of Eaton Vance Special Investment Trust and the other fund a series of Eaton Vance Growth Trust (the “Trusts”), appearing in the Annual Reports on Form N-CSR of the Trusts for the respective year ended as indicated on the attached Schedule A, and to the references to us under the headings “Multi-Cap Growth Fund Financial Highlights”, “Growth Fund Financial Highlights”, and “Experts” in the Proxy Statement/Prospectus, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

November 25, 2014

Schedule A
Eaton Vance Growth Trust

Report Dated	Fund Name	Year Ended Date
October 14, 2014	Eaton Vance Multi-Cap Growth Fund	August 31, 2014

Eaton Vance Special Investment Trust

Report Dated	Fund Name	Year Ended Date
February 17, 2014	Eaton Vance Growth Fund (formerly Eaton Vance Large-Cap Growth Fund)	December 31, 2013

Portfolio that Eaton Vance Growth Fund invested in at year ended date

Report Dated	Portfolio Name	Year Ended Date
February 17, 2014	Growth Portfolio (formerly Large-Cap Growth Portfolio)	December 31, 2013